Exhibit 99.1

Pentair, Inc.

5500 Wayzata Blvd., Suite 800

MInneapolis, MN 55416

763 545 1730 Tel

763 656 5400 Fax

News Release

Pentair Reports Solid Third Quarter 2011 Results

•	Third quarter sales increased 15 percent to $891 million

•	Reported EPS of $0.51; Adjusted EPS of $0.58, up 5 percent

•	Generated free cash flow of $70 million in the quarter

•	Updated full year reported EPS outlook to a range of $2.26 to $2.29; adjusted EPS outlook of $2.44 to 2.47, up 22 to 24 percent

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.

MINNEAPOLIS — October 26, 2011 — Pentair, Inc. (NYSE: PNR) announced third quarter 2011 sales of $891 million, an increase of 15 percent from the same quarter last year. These results reflected growth across both segments, Water and Technical Products, including 11 percentage points from the acquisition of Norit’s Clean Process Technologies (CPT) and 2 percentage points from favorable foreign currency. Earnings per diluted share from continuing operations (EPS) were $0.51 in the third quarter 2011. Third quarter 2011 results included restructuring charges of $2 million, or approximately $0.02 of EPS, related to repositioning actions in its Water business. Adjusting to exclude acquisition related costs and restructuring charges, third quarter 2011 EPS was $0.58, an increase of 5 percent over the same quarter last year.

“We had another solid quarter with balanced top-line growth and good margin performance across our businesses,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Growth investments continued to yield positive results with fast growth regions up 22 percent in the quarter, before including the CPT acquisition. Innovation, expanded distribution and improved operating performance helped to drive solid global demand across our end markets. The CPT results reflected strong double digit sales growth from a year ago, demonstrating the strength of its membrane technology and systems expertise in water and beverage solutions.”

“Solid price realization of 2 percent in the quarter combined with productivity more than offset inflation. The year-over-year margin decline reflected the negative impact of the CPT acquisition and related intangible amortization and acquisition related costs, as we anticipated. We expect to drive sequential CPT margin improvement through a combination of volume leverage, lean-driven efficiencies, as well as repositioning efforts that are already underway,” added Hogan.

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The company reported third quarter operating income of $93 million compared to $91 million in the prior year quarter. Adjusting to exclude acquisition related costs and restructuring charges, operating income increased 11 percent to $101 million and the company achieved operating margins of 11.3 percent compared to 11.7 percent of a year ago, reflecting the impact of the CPT acquisition. Pricing combined with productivity gains more than offset inflation across both Water and Technical Products. Third quarter 2011 results included the benefit of a lower effective tax rate, largely resulting from the CPT acquisition and a favorable geographic mix.

Free cash flow was $70 million in the third quarter, resulting in $188 million through the first three quarters of 2011. The company said it expects to achieve free cash flow of approximately $250 million for the full year 2011.

THIRD QUARTER BUSINESS HIGHLIGHTS

Water sales grew 20 percent year-over-year to $615 million, including 17 percentage points from the CPT acquisition and a two-percentage point favorable impact from foreign currency. Year-over-year sales growth was negatively impacted by approximately 6 percentage points due to sales in 2010 related to the Gulf Intracoastal Waterway (GIWW) project. Within the five Water global businesses, the third quarter sales performances were as follows:

•	Residential Flow sales were up 15 percent versus the prior year quarter, led by double-digit growth in U.S. residential de-watering products and the agricultural business.

•	Residential Filtration sales were up 5 percent, as the benefit from new products and increased penetration in fast growth regions offset softness in the U.S. market.

•	Pool sales were up 14 percent driven by strong demand for energy efficient pool products and expanded distribution.

•

Engineered Flow sales were down 32 percent due to lower U.S. municipal sales largely related to the prior year benefit from GIWW, while commercial and industrial pumps sales increased year-over-year. The year-over-year impact of GIWW resulted in 28 percentage points of the decline.

•

Filtration Solutions sales increased 141 percent year-over-year, reflecting a 133-percentage point or $89 million benefit from the CPT acquisition. The remaining 8 percentage points of growth mainly reflected increased sales in foodservice and desalination.

Water’s third quarter reported operating income totaled $60 million. Excluding the acquisition related costs and restructuring charges included in the Water segment, third quarter operating income increased 15 percent to $67 million while operating margins decreased 40 basis points to 11 percent, reflecting the negative 100 basis point impact from the CPT acquisition. Pricing and productivity improvements more than offset the negative impact from inflation and continued growth investments.

Technical Products delivered third quarter 2011 sales of $276 million, an increase of 6 percent versus the prior year quarter, including a three-percentage point favorable impact from foreign currency.

•

Solid global demand drove double-digit growth across many of the end markets served, including industrial, commercial, general electronics and energy, partially offset by an expected decline in communications.

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Sales in the U.S were relatively flat year-over-year, reflecting the softness in communications. Fast growth regions were up 29 percent, led by China and Latin America, due to distribution gains and expanded product offerings.

Technical Products’ third quarter reported operating income totaled $49 million, up 14 percent compared to $43 million in the same quarter last year. Third quarter 2011 operating margins increased to 17.6 percent, an increase of 130 basis points when compared to the prior year quarter. Strong pricing and productivity gains, more than offset the negative impact from inflation and continued growth investments.

OUTLOOK

The company provided its fourth quarter 2011 EPS guidance of $0.57 to $0.60. Excluding the acquisition related costs and restructuring charges, the company expects an adjusted fourth quarter 2011 EPS in the range of $0.59 to $0.62, an increase of 20 to 27 percent from the prior year quarter, on an estimated sales growth of 17 to 19 percent.

The company expects full year 2011 reported EPS to be in the $2.26 to $2.29 range, including approximately $0.18 of acquisition related costs and restructuring charges. Excluding these costs, the company expects full year 2011 adjusted EPS in the range of $2.44 to $2.47. This represents an increase of 22 to 24 percent compared to 2010 EPS on expected full year 2011 sales of approximately $3.5 billion, up approximately 15 percent compared to the prior year.

“I’m pleased with the performance and progress we’ve made in 2011,” added Hogan. “We enter the fourth quarter with solid price realization, fast growth region momentum and accelerated productivity efforts. Despite challenges in a few end markets, we continue to grow the top-line, expand margins and position Pentair for continued success in 2012 and beyond.”

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter 2011 results and 2011 outlook on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this third quarter 2011 earnings release and the third quarter 2011 earnings conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The webcast and presentation will be archived at the same site following the conclusion of the conference call.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as our ability to integrate the CPT acquisition successfully; the magnitude, timing and scope of recovery from the global economic downturn or any potential future downturn; the strength of housing and related markets; the risk that expected benefits from restructuring and other cost reduction plans may not be fully realized, or may take longer to realize than expected; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; increased risks associated with operating foreign businesses; product introductions; pricing and other competitive pressures; and the company’s ability to achieve its long-term strategic operating goals, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

ABOUT PENTAIR, INC.

Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2010 revenues of $3.0 billion, Pentair employs over 15,000 people worldwide.

PENTAIR CONTACTS:

Sara Zawoyski

Vice President, Investor Relations

Tel.: (763) 656-5575

E-mail: sara.zawoyski@pentair.com

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
In thousands, except per-share data	2011	2010	2011	2010
Net sales	$890,546	$773,735	$2,590,994	$2,276,915
Cost of goods sold	618,484	537,193	1,782,137	1,578,503

Gross profit	272,062	236,542	808,857	698,412
% of net sales	30.6%	30.6%	31.2%	30.7%
Selling, general and administrative	159,068	128,854	462,260	392,787
% of net sales	17.9%	16.7%	17.8%	17.3%
Research and development	20,091	16,865	58,095	51,075
% of net sales	2.3%	2.2%	2.3%	2.2%

Operating income	92,903	90,823	288,502	254,550
% of net sales	10.4%	11.7%	11.1%	11.2%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(574)	(347)	(1,481)	(1,806)
Net interest expense	17,373	8,953	41,311	27,049
% of net sales	2.0%	1.2%	1.6%	1.2%

Income from continuing operations before income taxes and noncontrolling interest	76,104	82,217	248,672	229,307
Provision for income taxes	24,050	26,488	76,447	75,937
effective tax rate	31.6%	32.2%	30.7%	33.1%

Income from continuing operations	52,054	55,729	172,225	153,370
Gain on disposal of discontinued operations, net of tax	—	549	—	1,666

Net income before noncontrolling interest	52,054	56,278	172,225	155,036
Noncontrolling interest	962	1,228	3,880	3,584

Net income attributable to Pentair, Inc.	$51,092	$55,050	$168,345	$151,452

Net income from continuing operations attributable to Pentair, Inc.	$51,092	$54,501	$168,345	$149,786

Earnings per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.52	$0.55	$1.71	$1.53
Discontinued operations	—	0.01	—	0.01

Basic earnings per common share	$0.52	$0.56	$1.71	$1.54

Diluted
Continuing operations	$0.51	$0.55	$1.69	$1.51
Discontinued operations	—	—	—	0.01

Diluted earnings per common share	$0.51	$0.55	$1.69	$1.52

Weighted average common shares outstanding
Basic	98,472	98,298	98,228	98,105
Diluted	99,802	99,514	99,759	99,326

Cash dividends declared per common share	$0.20	$0.19	$0.60	$0.57

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	October 1,	December 31,	October 2,
In thousands	2011	2010	2010
Assets
Current assets
Cash and cash equivalents	$52,665	$46,056	$56,995
Accounts and notes receivable, net	556,688	516,905	490,221
Inventories	459,916	405,356	410,072
Deferred tax assets	61,411	56,349	50,991
Prepaid expenses and other current assets	147,568	44,631	48,555

Total current assets	1,278,248	1,069,297	1,056,834

Property, plant and equipment, net	394,922	329,435	327,602

Other assets
Goodwill	2,516,692	2,066,044	2,070,911
Intangibles, net	619,262	453,570	461,378
Other	73,319	55,187	56,033

Total other assets	3,209,273	2,574,801	2,588,322

Total assets	$4,882,443	$3,973,533	$3,972,758

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$29,705	$4,933	$4,180
Current maturities of long-term debt	1,194	18	37
Accounts payable	281,448	262,357	266,416
Employee compensation and benefits	117,538	107,995	100,626
Current pension and post-retirement benefits	8,733	8,733	8,948
Accrued product claims and warranties	43,920	42,295	40,783
Income taxes	26,283	5,964	22,202
Accrued rebates and sales incentives	45,231	33,559	39,066
Other current liabilities	163,550	80,942	90,286

Total current liabilities	717,602	546,796	572,544

Other liabilities
Long-term debt	1,317,454	702,521	673,265
Pension and other retirement compensation	190,221	209,859	219,463
Post-retirement medical and other benefits	26,933	30,325	28,506
Long-term income taxes payable	23,891	23,507	23,857
Deferred tax liabilities	228,737	169,198	147,772
Other non-current liabilities	79,489	86,295	93,681

Total liabilities	2,584,327	1,768,501	1,759,088

Shareholders’ equity	2,298,116	2,205,032	2,213,670

Total liabilities and shareholders’ equity	$4,882,443	$3,973,533	$3,972,758

Days sales in accounts receivable (13 month moving average)	61	60	59
Days inventory on hand (13 month moving average)	83	82	82
Days in accounts payable (13 month moving average)	72	71	68

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In thousands	October 1, 2011	October 2, 2010
Operating activities
Net income before noncontrolling interest	$172,225	$155,036
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Gain on disposal of discontinued operations	—	(1,666)
Equity income of unconsolidated subsidiaries	(1,481)	(1,806)
Depreciation	49,079	43,141
Amortization	29,807	19,742
Deferred income taxes	4,445	4,866
Stock compensation	14,695	16,598
Excess tax benefits from stock-based compensation	(3,137)	(2,193)
Loss on sale of assets	702	166
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	22,657	(36,216)
Inventories	15,633	(49,822)
Prepaid expenses and other current assets	(26,380)	(1,476)
Accounts payable	(45,759)	60,162
Employee compensation and benefits	(12,334)	21,600
Accrued product claims and warranties	115	6,556
Income taxes	18,045	18,013
Other current liabilities	46,924	15,493
Pension and post-retirement benefits	(23,636)	(15,197)
Other assets and liabilities	(21,041)	(3,754)

Net cash provided by (used for) operating activities	240,559	249,243
Investing activities
Capital expenditures	(53,063)	(42,981)
Proceeds from sale of property and equipment	139	340
Acquisitions, net of cash acquired	(733,105)	—
Other	(441)	(1,232)

Net cash provided by (used for) investing activities	(786,470)	(43,873)
Financing activities
Net short-term borrowings	24,772	1,975
Proceeds from long-term debt	1,370,423	493,821
Repayment of long-term debt	(771,793)	(624,007)
Debt issuance costs	(8,973)	(50)
Excess tax benefits from stock-based compensation	3,137	2,193
Stock issued to employees, net of shares withheld	11,788	7,861
Repurchases of common stock	(12,785)	(2,786)
Dividends paid	(59,669)	(56,584)

Net cash provided by (used for) financing activities	556,900	(177,577)
Effect of exchange rate changes on cash and cash equivalents	(4,380)	(4,194)

Change in cash and cash equivalents	6,609	23,599
Cash and cash equivalents, beginning of period	46,056	33,396

Cash and cash equivalents, end of period	$52,665	$56,995

Free cash flow
Net cash provided by (used for) operating activities	$240,559	$249,243
Capital expenditures	(53,063)	(42,981)
Proceeds from sale of property and equipment	139	340

Free cash flow	$187,635	$206,602

Pentair, Inc. and Subsidiaries

Supplemental Financial Information by Reportable Business Segment (Unaudited)

In thousands	First Qtr 2011	Second Qtr 2011	Third Qtr 2011	Nine Months 2011
Net sales to external customers
Water Group	$515,368	$631,994	$614,557	$1,761,919
Technical Products Group	274,905	278,181	275,989	829,075

Consolidated	$790,273	$910,175	$890,546	$2,590,994

Intersegment sales
Water Group	$455	$316	$426	$1,197
Technical Products Group	999	1,559	1,755	4,313
Other	(1,454)	(1,875)	(2,181)	(5,510)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$56,528	$84,521	$59,608	$200,657
Technical Products Group	48,087	48,261	48,611	144,959
Other	(18,438)	(23,360)	(15,316)	(57,114)

Consolidated	$86,177	$109,422	$92,903	$288,502

Operating income as a percent of net sales
Water Group	11.0%	13.4%	9.7%	11.4%
Technical Products Group	17.5%	17.3%	17.6%	17.5%
Consolidated	10.9%	12.0%	10.4%	11.1%

In thousands	First Qtr 2010	Second Qtr 2010	Third Qtr 2010	Nine Months 2010
Net sales to external customers
Water Group	$478,038	$549,318	$512,587	$1,539,943
Technical Products Group	228,975	246,849	261,148	736,972

Consolidated	$707,013	$796,167	$773,735	$2,276,915

Intersegment sales
Water Group	$517	$427	$442	$1,386
Technical Products Group	703	1,047	1,154	2,904
Other	(1,220)	(1,474)	(1,596)	(4,290)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$42,138	$75,954	$58,457	$176,549
Technical Products Group	33,098	37,990	42,605	113,693
Other	(11,635)	(13,818)	(10,239)	(35,692)

Consolidated	$63,601	$100,126	$90,823	$254,550

Operating income as a percent of net sales
Water Group	8.8%	13.8%	11.4%	11.5%
Technical Products Group	14.5%	15.4%	16.3%	15.4%
Consolidated	9.0%	12.6%	11.7%	11.2%

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2011	2011	2011	2011	2011
Net sales	$790,273	$910,175	$890,546	$880,000-$900,000	approx $ 3.5B

Operating income—as reported	86,177	109,422	92,903	98,000 - 102,000	approx 386 - 390M
% of net sales	10.9%	12.0%	10.4%	11% - 15%	approx 11%+
Adjustments:
CPT deal related costs	1,709	6,136	—
Restructuring	—	—	2,079
Inventory step-up and customer backlog	197	5,256	5,798	approx 2,000	approx 23M

Operating income—as adjusted	88,083	120,814	100,780	100,000 - 104,000	approx 409 - 413M
% of net sales	11.1%	13.3%	11.3%	11% - 15%	approx 12%
Net income from continuing operations attributable to Pentair, Inc.—as reported	50,541	66,712	51,092	56,000 - 60,000	approx 225 - 229M
Adjustments net of tax	1,287	8,803	6,561	approx 2,000	approx 18M

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	51,828	75,515	57,653	58,000 - 62,000	approx 243 - 247M

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$0.57 - $0.60	$2.26 - $2.29
Adjustments	0.01	0.08	0.07	0.02	0.18

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.59 - $0.62	$2.44 - $2.47

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2011	2011	2011	2011	2011
Net sales	$515,368	$631,944	$614,557	$620,000 - $635,000	approx $ 2.4B

Operating income—as reported	56,528	84,521	59,608	68,000 - 73,000	269 - 274M
% of net sales	11.0%	13.4%	9.7%	approx 11-11.5%	approx 11-11.5%
Adjustments:
Restructuring	—	—	1,955
Inventory step-up and customer backlog	197	5,256	5,798	approx 2,000	approx 15M

Operating income—as adjusted	56,725	89,777	67,361	70,000 - 75,000	284 - 289M
% of net sales	11.0%	14.2%	11.0%	approx 11.5%	approx 11.5-12%